December 2006 COMPANY FACT SHEET
OTC Bulletin Board: UFEN

“SERVICE 24/7”

www.UFEONLINE.com

INVESTOR CONSIDERATIONS:

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United Fuel & Energy’s (UFE) strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base in rural markets throughout the southwest and south central U.S. The Company has a leading market position in the Permian Basin providing fuel to approximately 65% of the oil and gas drilling rigs in the market area.

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Approximately 63% of UFE’s revenues are derived from providing products and services to oil and gas exploration and service companies. Drilling activity in the “oil patch” has been strong for several years and with crude oil prices expected to remain high at least through 2006, the Company believes drilling activity in its markets, and thus demand for its services of providing fuel and lubricant products, will remain strong.

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U.S. petroleum consumption is expected to increase by 7.9 million barrels per day from 2003 to 2025. Approximately 92% of the growth in petroleum demand will come from consumption of “light” petroleum products. Given most of the products UFE sells are light petroleum products, the near- and longer-term demand environment for UFE’s products appears favorable.

•	There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets because many of UFE’s customers are large and have unique needs.

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UFE intends to use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.

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Through three separate transactions, UFE raised total net proceeds of approximately $13.7 million through the issuance of common and convertible preferred stock. UFE will use the proceeds to support its organic and acquisition based growth initiatives.

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Effective April 1, 2006, UFE completed the acquisition of substantially all of the assets of Queen Oil and Gas for approximately $6.2 million. Founded in 1973 and based in Carlsbad, New Mexico, Queen Oil and Gas distributed gasoline, diesel, propane and lubricants to agricultural, ranching, oilfield, mining, commercial and consumer accounts in Southeast New Mexico.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL & ENERGY CORP.
FACT SHEET	DECEMBER 2006

COMPANY OVERVIEW:

Headquartered in Midland, Texas, United Fuel & Energy is one of the largest distributors of gasoline, diesel, propane and lubricant products to customers in rural markets in the southwestern and south central U.S. UFE currently markets its products and services under the established trade names of Eddins-Walcher, Clark Oil, Three D Oil and Queen Oil. UFE differentiates itself from its competitors by providing industry leading service and reliability to its customers.

UFE distributes gasoline and diesel through unattended refueling stations, or “card-lock” sites to commercial vehicles and fleets; wholesales and distributes fuels and lubricants to commercial customers; and sells propane to commercial and residential customers. UFE is one of the largest fuel and lubricant distributors in the southwest and south central U.S. and plans to selectively acquire additional fuel and lubricant distributors in rural southwest and south central markets to diversify its customer base and broaden its geographic footprint.

UFE’s common stock currently trades on the OTC Bulletin Board. The Company intends to apply for listing on one of the national stock exchanges or on the NASDAQ quotation system.

INDUSTRY DEMAND IS FAVORABLE:

Despite significantly higher prices for products such as crude oil and natural gas over the past three years and expectations that prices will remain high, demand for most petroleum products has been strong and is expected to remain strong. U.S. petroleum consumption is expected to increase by 7.9 million barrels per day from 2003 to 2025. Approximately 92% of the growth in petroleum demand will come from consumption of “light” petroleum products such as gasoline, diesel, heating oil, jet fuel, kerosene, liquefied petroleum gases and petrochemical feed stocks, which are more difficult and costly to produce versus heavy products. Given most of the products UFE sells are light petroleum products, the near- and longer-term demand environment for UFE’s products appears favorable.

Average Monthly Rig Count

UFE’s leading presence in the Permian Basin - with approximately 65% market share of fuel furnished to oil and gas drilling rigs - positions the Company to continue to benefit from drilling activity in its target markets. Approximately 63% of UFE’s revenues are derived from providing products and services to oil and gas exploration and service companies. Drilling activity in the “oil patch” has been strong for several years and with crude oil prices expected to remain high at least through 2006, the Company believes that drilling activity in its markets and thus demand for its oil field and rig support services will remain strong.

OPERATING & GROWTH STRATEGY:

UFE’s strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base throughout rural markets in the southwest and south central U.S. The Company currently operates in rural markets in Texas, eastern and southeastern New Mexico and southeast Oklahoma. UFE plans to expand and increase its market penetration throughout the rural markets of the states of Texas, New Mexico and Oklahoma and in other states/rural markets where business conditions are favorable.

There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets because many of UFE’s customers are large and have unique needs. Many of UFE’s customers deal with hundreds of fuel and lubricant suppliers because that industry is fragmented, primarily consisting of smaller, privately owned operations. For example, it is estimated that there are as many as 8,500 lubricant distributors in the U.S. and each major oil company typically maintains a network of approximately 300 fuel and lubricant distributors.

UFE plans to use a combination of selective acquisitions and organic growth initiatives to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.

Selective Acquisitions - As discussed, UFE believes that there is significant customer demand for a single source supplier of fuels and lubricants in its target markets. UFE plans to selectively acquire companies in its fragmented target markets that strategically fit the Company’s goal of becoming the premier single source provider of fuel and energy products throughout the southwest and south central U.S.

UFE will initially focus on companies that fill in geographic gaps in its existing markets in Texas, New Mexico and Oklahoma and/or opportunities in contiguous markets. UFE will also look for acquisitions that provide customer and industry diversification to its existing base of business.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL & ENERGY CORP.
FACT SHEET	DECEMBER 2006

UFE believes that selective acquisitions could bring several benefits to its growth strategy and operations:

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Geographic Reach - Many of UFE’s fuel and lubricant customers are large and operate across a large regional or national footprint. Selective acquisitions enable UFE to expand its service area into markets where its core customers operate and would prefer UFE to service them.

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Geographic & Customer Diversity - Selective acquisitions will provide geographic diversification and reduce customer and industry concentration. For example, UFE’s current customer base has a significant concentration of oil and gas companies. The Clark Oil and Queen Oil and Gas acquisitions added diversification because they added customers in the agricultural, ranching, and mining industries in southeast Oklahoma and southeast New Mexico, which reduces UFE’s reliance on the oil and gas industry.

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Financial & Operational Scale - To become a single source provider in servicing customers across a larger geographic footprint and in greater volumes, selective acquisitions can give UFE the financial and operational scale necessary to meet customers’ needs.

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Scale Facilitates Increased Market Share - As UFE increases its geographic presence and operations, the Company believes it will be one of a few fuel and lubricant distributors able to meet customers’ diverse needs on a large scale. This scale, coupled with industry leading customer service and reliability, will enable UFE’s customers to increasingly rely on UFE to service their needs rather than risk relying on smaller competitors.

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Operating Synergies & Buying Power - As UFE gains critical mass, there are numerous overhead and operational costs that UFE believes may be eliminated from acquired companies by integrating those operations into UFE’s operations. Further, as UFE continues its growth, its purchasing power should enable it to gain favorable product discounts while maintaining price, which should have a favorable impact on margins and profitability.

To that end, effective June 30, 2005 UFE acquired the petroleum marketing assets of Clark Oil Company. Located in Ada, Oklahoma, and operating since 1941, Clark Oil sold and distributed bulk fuel and lubricant products, packaged lubricants and bobtail fuel deliveries and had 14 card lock sites across southeastern Oklahoma. For the year 2004, Clark Oil generated approximately $26.2 million in revenue.

Effective April 1, 2006, UFE acquired substantially all of the assets of Queen Oil and Gas. Founded in 1973 and based in Carlsbad, New Mexico, Queen distributed gasoline, diesel, propane and lubricants to customers in Southeast New Mexico through four bulk plants and thirteen card lock sites. Queen had 2005 revenues in excess of approximately $35.0 million.

Both Clark Oil and Queen are well respected companies that give UFE a presence in new markets. These new geographical areas are ones that several of UFE’s existing customers have asked the Company to service them in. In addition to expanding UFE’s geographic reach, these acquisitions diversified UFE’s customer base to include non-oil field clients.

Organic Growth - UFE believes it can increase its market share in its target markets by providing superior customer service and reliability in what is otherwise a commodity business. With decades of operating experience, UFE has developed a business model based on superior customer service and reliability - UFE is not the cheapest fuel and lubricant supplier in its markets, but believes that its customers are willing to pay a little extra for the value UFE adds to the supply and distribution process. There are several organic growth initiatives UFE is pursuing to increase market share in current and future target markets:

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Upgrade Existing Card Lock Sites & Develop New Ones - UFE’s target markets have a strong concentration of core customers and potential to attract new customers that UFE believes justifies the upgrade of existing card lock sites, as well as development of new card lock sites. Card locks in areas with high concentration of UFE’s core customers average fuel volumes of 170,000 gallons per month.

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New End-Markets for Fuel & Lubricants - Several of UFE’s customers that operate on a regional or national level have asked UFE to provide fuel and lubricant supply services in markets that the Company does not currently serve, but are targeting for expansion. In addition, UFE has just begun to target the automotive segment (car dealerships and repair shops for example) and the growing commercial and industrial segments (machine shops and small fleets for example).

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Implementing Modern Technologies - UFE believes by implementing modern technologies into its business, such as tracking technologies for use in its distribution chain, the Company will be better able to differentiate its service and provide additional value to its customers.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL & ENERGY CORP.
FACT SHEET	DECEMBER 2006

OPERATIONS OVERVIEW:

UFE is one of the largest distributors of fuel and lubricant products in the southwestern and south central U.S., primarily in rural markets in Texas, eastern New Mexico and southeast Oklahoma. UFE currently has four different product lines: unbranded fuels, lubricants, LP gas and chemicals. UFE distributes fuel products from companies such as Shell, Navajo and Alon and distributes lubricants from companies such as Shell, ExxonMobil and Citgo, to name a few. UFE also sells and distributes its private label lubricants to customers, which carry attractive margins. UFE distributes its products primarily through the following methods:

•	sells gasoline and diesel fuel through unattended refueling stations, or “card lock” sites to commercial vehicles and fleets;

•	wholesales and distributes fuels and lubricants to commercial customers using its fleet of distribution vehicles;

•	sells propane to commercial and residential customers.

Card Lock Operations - UFE’s unattended card lock sites enable commercial vehicles and fleets to refuel at convenient locations in a safe and secure environment. Each user is issued a proprietary card by UFE that gives the user access to specific types of fuel. To access the fuel pump, the user inserts his/her card into the card reader and enters certain information, including PIN (personal identification number), odometer reading and unit number.

The typical UFE card lock site is a one to two acre facility, generally located on the outskirts of commercial areas or on business loops. The sites have good ingress and egress to accommodate the low maneuverability of the large vehicles that utilize them. Some sites have higher canopies covering the pumps to accommodate large 18 wheeled vehicles and trailers loaded with equipment.

Wholesale Distribution of Fuels & Lubricants - Fuels: During the year ended December 31, 2005, UFE sold approximately 119.6 million gallons of fuels using its own fleet of bobtail trucks, tank transports and common carriers, including gasoline, diesel, kerosene and AV gas. In addition, UFE specializes in supplying standby bobtail services to oil field service companies. UFE sells and distributes fuel products to a diverse customer base, including car dealerships, city and state agencies, gas stations, trucking companies and oil field service companies.

Lubricants: During 2005, UFE sold approximately 4.4 million gallons of lubricants using its fleet of trucks for delivery to a variety of industrial and commercial customers. UFE’s customer base includes companies with power generation facilities, gas engine compressors, commercial vehicle fleets and oil field equipment. Lubricant products sold by UFE to its customers include gear oil, gas engine oil, heavy duty motor oil, hydraulic oil, transmission oil, specialty high temperature tolerant greases and synthetics. UFE distributes lubricant products from companies such as Shell, ExxonMobil, Citgo and Basin Tech (UFE’s private label line of lubricants), to name a few.

A large number of the fuel and lubricants delivered by UFE requires specially trained personnel and trucks that specialize in delivering fuel and lubricants to oil field based equipment, which operate nearly 24 hours per day, seven days a week. UFE’s fleet of approximately 280 vehicles and trailers ranges from half ton pick-up trucks to large bobtail and other trucks capable of carrying up to 100,000 pounds, which are used to move products and equipment to various locations. The majority of UFE’s fleet maintenance is performed in-house at the Company’s primary operating facility in Odessa, Texas.

Propane Distribution - During 2005, UFE sold approximately 9.8 million gallons of propane. UFE delivers propane to its customers using its own fleet of trucks, typically to customer tanks supplied by UFE. At December 31, 2005, UFE had approximately 3,500 propane tanks varying in size from 250 - 6,000 gallons. All of UFE’s major facilities have bulk propane storage capacity. UFE purchases its propane from suppliers including BP Amoco, Phillips and Occidental Petroleum depending on the geographic location.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL & ENERGY CORP.
FACT SHEET	DECEMBER 2006

3Q06 RESULTS:

UFE made significant progress through 2005 and year-to-date in 2006 toward achieving its strategic goals to position United Fuel for the future. UFE has identified numerous opportunities for growth both organically and through measured acquisitions. UFE believes it is well positioned today to take advantage of those opportunities and to create value for its shareholders, customers and employees.

UFE recently reported record 3Q06 financial and operating results. Highlights of 3Q06 results include:

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3Q06 revenue increased 13% to $91.1 million. The revenue increase was due to an 18% increase in selling prices for fuel and lubricant products and as a result of the Company’s continued pricing initiatives, partially offset by a 4% decline in sales volumes to 34.1 million gallons.

•	EBITDA for 3Q06 was $3.2 million, a 60% increase compared to 3Q05 EBITDA of $2.0 million. For a reconciliation of EBITDA to net income, see “Disclosure of Non-GAAP Performance Measures” on page 6.

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Net income in 3Q06 was $768,000 versus 3Q05 net income of $368,000. Net income applicable to common equity in 3Q05 was $512,000 or $0.04 per diluted share, compared to net income applicable to common equity of $368,000 or $0.03 per diluted share in 3Q05.

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On January 1, 2006, UFE adopted SFAS 123(R), resulting in a $38,000 after-tax expense related to stock options in 3Q06. Had UFE adopted SFAS 123(R) on January 1, 2005, the Company would have reported an after-tax expense of $22,000 in 3Q05.

UFE continues to experience solid demand from its oil field customers in its primary markets, such as the Permian Basin, as high oil and gas prices continue to drive drilling activity. With the current environment of active drilling activity, UFE’s customers are focused on their need for reliability and quality of service. UFE is working to leverage its strong customer relationships and market presence to obtain better pricing power to continue driving margin improvement.

As UFE works to expand its operations and integrate recent acquisitions, the Company remains focused on implementing programs that drive efficiencies, better customer service and unit cost reduction. By deploying additional and better equipment along with the application of technological advancements, in 3Q06 UFE expanded its capacity but reduced employee overtime and maintained cost controls. The Company is successfully implementing its pricing increase initiatives and improved efficiencies which resulted in a 37% expansion of gross profit unit margins in 3Q06 versus the same period last year.

With the Queen acquisition fully integrated, UFE has achieved better utilization of its transportation assets, realized cost savings by merging four of Queen’s bulk plants into two and strengthened its market position in New Mexico as a result of the Company’s expanded capability. In addition, UFE expects to see improved operating efficiencies as it utilizes part of the proceeds from its recent stock offerings to upgrade its equipment and technology and thereby further differentiate UFE from its competitors. The Queen Oil acquisition was funded from the proceeds of these recent capital raises. It is the Company’s intention to fund future acquisitions with the proceeds of its recent financings.

2006 Financial Outlook

For the full-year 2006, the Company estimates that revenue will range between $325 million and $350 million, EBITDA will range between $9.0 million and $11.0 million.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL & ENERGY CORP.
FACT SHEET	DECEMBER 2006

DISCLOSURE OF NON-GAAP PERFORMANCE MEASURES

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of 2006 Projected EBITDA with Projected Net Income

EBITDA	$9.0 to $11.0 million
Less:
Depreciation and Amortization	$2.0 to $2.6 million
Interest Expense	$3.9 to $4.2 million
Income Tax Expense	$1.1 to $1.7 million
Net Income	$2.0 to $2.5 million

Reconciliation of EBITDA with Net Income for the Quarters Ended September 30,

	2006	2005
EBITDA	$3.178 million	$1.981 million
Depreciation and amortization	$0.636 million	$0.439 million
Interest expense	$1.262 million	$0.872 million
Other non-cash items	$0.057 million	$0.064 million
Income tax expense	$0.455 million	$0.238 million
Net income	$0.768 million	$0.368 million

Reconciliation of EBITDA with Net Income for the Nine Months Ended September, 30,

	2006	2005
EBITDA	$7.593 million	$4.599 million
Depreciation and amortization	$1.667 million	$1.226 million
Interest expense	$3.418 million	$2.166 million
Other con-cash items	$0.186 million	$0.193 million
Income tax expense	$0.865 million	$0.420 million
Net income	$1.457 million	$0.594 million

By presenting EBITDA, UFE intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. UFE evaluates operating performance based on several measures, including EBITDA, as UFE believes it is an important measure of the operational strength of its business. EBITDA is not necessarily a measure of UFE’s ability to fund its cash needs, as it excludes certain financial information when compared to “Net Income (Loss)”. Users of this financial information should consider the types of events and transactions which are excluded.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL & ENERGY CORP.
FACT SHEET	DECEMBER 2006

OTCBB: UFEN

COMPANY HEADQUARTERS
405 N. Marienfeld, Suite 300
Midland, TX 79701

Phone: 432-571-8000 • Fax: 432-571-8099
www.UFEOnline.com

COMPANY CONTACT
Chuck McArthur, President & CEO
Bobby Page, Vice President & CFO

INVESTOR RELATIONS CONTACT
Lisa Elliot - DRG&E
713-529-6600
lelliott@drg-e.com

SAFE HARBOR STATEMENT & READER ADVISORY

Certain statements included in this Fact Sheet release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. Also, the achievement of the benefits of the Clark and Queen acquisitions are subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers. As a result, this Fact Sheet should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

© 2006 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.